Exhibit 1.1

Underwriting Agreement

, 2023

Aegis Capital Corp.

810 7th Avenue,
18th Floor
New York, NY 10019

Ladies and Gentlemen:

XJet Ltd., a Israeli corporation (the “Company”), agrees, subject to the terms and conditions in this agreement (this “Agreement”), to issue and sell to Aegis Capital Corp., (the “Underwriter”) ordinary shares (the “Firm Shares”), no par value, of the Company (the “Ordinary Shares”). At the option of the Underwriter, the Company agrees, subject to the terms and conditions herein, to issue and sell additional Option Shares (as defined herein). The Firm Shares and the Option Shares are herein referred to collectively as the “Securities”. The number of Securities to be purchased by the Underwriter is set forth opposite its name in Schedule I hereto. Aegis Capital Corp. has agreed to act as the Underwriter in connection with the offering and sale of the Securities.

Definitions

“Affiliate” has the meaning set forth in Rule 405 under the Securities Act.

“Applicable Time” means [TIME] [a.m./p.m.] Eastern Time on the date hereof.

“Bona Fide Electronic Road Show” means a “bona fide electronic road show” (as defined in Rule 433(h)(5) under the Securities Act) that the Company has made available without restriction by “graphic means” (as defined in Rule 405 under the Securities Act) to any person.

“Business Day” means a day other than a Saturday, Sunday or any other day which is a federal legal holiday in the United States or any day on which the Federal Reserve Bank of New York is authorized or required by law or other governmental action to close, provided that the Federal Reserve Bank of New York shall not be deemed to be authorized or obligated to be closed due to a “shelter in place,” “non-essential employee” or similar closure of physical location at the direction of any governmental authority if the bank’s electronic funds transfer systems (including for wire transfers) are open for use by customers on such day.

“Commission” means the United States Securities and Exchange Commission.

“Emerging Growth Company” means an “emerging growth company” (as defined in Section 2(a) of the Securities Act).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Final Prospectus” means the prospectus in the form first filed with the Commission pursuant to and within the time limits described in Rule 424(b) under the Securities Act.

“Free Writing Prospectus” has the meaning set forth in Rule 405 under the Securities Act.

“Investment Company Act” means the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

“Issuer Free Writing Prospectus” means an “issuer free writing prospectus” (as defined in Rule 433(h)(1) under the Securities Act).

“Preliminary Prospectus” means any preliminary prospectus included in the Registration Statement prior to the time at which the Commission declared the Registration Statement effective.

“Pricing Disclosure Package” means the Pricing Prospectus collectively with the documents and pricing information set forth in Schedule II hereto.

“Pricing Prospectus” means the Preliminary Prospectus included in the Registration Statement at the time at which the Commission declared the Registration Statement effective.

“Prospectus Delivery Period” means such period of time after the first date of the public offering of the Ordinary Shares as in the opinion of counsel for the Underwriter a prospectus relating to the Ordinary Shares is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Ordinary Shares by Underwriter or dealer.

“Registration Statement” means (a) the registration statement on Form F-1 (File No. 333-271377), including a prospectus, registering the offer and sale of the Ordinary Shares under the Securities Act as amended at the time the Commission declared it effective, including each of the exhibits, financial statements and schedules thereto, (b) any Rule 430A Information, and (c) any Rule 462(b) Registration Statement.

“Rule 430A Information” means the information deemed, pursuant to Rule 430A under the Securities Act, to be part of the Registration Statement at the time the Commission declared the Registration Statement effective.

“Rule 462(b) Registration Statement” means an abbreviated registration statement to register the offer and sale of additional Ordinary Shares pursuant to Rule 462(b) under the Securities Act.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated thereunder.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Testing-the-Waters Communication” means any oral or Written Communication with potential investors undertaken in reliance on Section 5(d) of under the Securities Act.

“Written Communication” has the meaning set forth in Rule 405 under the Securities Act.

“Written Testing-the-Waters Communications” means any Testing-the-Waters Communication that is a Written Communication.

1. Representations and Warranties of the Company.

The Company hereby represents and warrants to, and agrees with, each Underwriter that:

(a) Registration Statement.

(i) The Company has prepared and filed the Registration Statement with the Commission under the Securities Act. The Commission has declared the Registration Statement effective under the Securities Act and the Company has not as of the date of this Agreement filed a post-effective amendment to the Registration Statement. The Commission has not issued any order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of the Registration Statement, the Final Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus or any Testing-the-Waters Communication, and no proceedings for such purpose or pursuant to Section 8A of the Securities Act have been initiated, are pending before or, to the Company’s knowledge, threatened by the Commission.

(ii) The Registration Statement, at the time it became effective, did not contain, and any post-effective amendment thereto, as of the effective date of such amendment, will not contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to the Underwriter furnished to the Company in writing by the Underwriter for use in the Registration Statement (including any post-effective amendment thereto), the Pricing Disclosure Package, the Final Prospectus (including any amendments or supplements thereto), any Preliminary Prospectus, any Issuer Free Writing Prospectus or any Testing-the-Waters Communication, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described in Section 8(b) hereof (collectively, the “Underwriter Information”).

(iii) Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective and at the date hereof, complied and will comply in all material respects with the Securities Act.

(b) Pricing Disclosure Package. The Pricing Disclosure Package, as of the Applicable Time, did not, and as of the Closing Date (as defined below) and as of any Additional Closing Date (as defined below), as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with the Underwriter Information.

(c) Final Prospectus.

(i) Each of the Final Prospectus and any amendments or supplements thereto, as of its date, as of the time it is filed with the Commission pursuant to Rule 424(b) under the Securities Act, as of the Closing Date and as of any Additional Closing Date, as the case may be, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with the Underwriter Information.

(ii) Each of the Final Prospectus and any amendments or supplements thereto, at the time it is filed with the Commission pursuant to Rule 424(b) under the Securities Act, as of the Closing Date and as of any Additional Closing Date, as the case may be, will comply in all material respects with the Securities Act.

(d) Preliminary Prospectuses.

(i) Each Preliminary Prospectus, as of the time it was filed with the Commission pursuant to Rule 424(a) under the Securities Act, if any, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with the Underwriter Information.

(ii) Each Preliminary Prospectus, at the time it was filed with the Commission pursuant to Rule 424(a) under the Securities Act, if any, complied in all material respects with the Securities Act.

(e) Issuer Free Writing Prospectuses.

(i) Each Issuer Free Writing Prospectus, when considered together with the Preliminary Prospectus accompanying, or delivered prior to the delivery of, such Issuer Free Writing Prospectus, did not, as of the date of such Issuer Free Writing Prospectus, and will not, as of the Closing Date and as of any Additional Closing Date, as the case may be, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with the Underwriter Information.

(ii) Each Issuer Free Writing Prospectus, at the time of filing with the Commission, complied or will comply in all material respects with the Securities Act.

(iii) The Company has filed, or will file, with the Commission, within the time period specified in Rule 433(d) under the Securities Act, any Free Writing Prospectus it is required to file pursuant to Rule 433(d) under the Securities Act.

(iv) Except for the Issuer Free Writing Prospectuses, if any, set forth in Schedule II hereto and electronic road shows, if any, each furnished to the Underwriter before first use, the Company has not used, authorized the use of, referred to or participated in the planning for use of, and will not, without the prior consent of the Underwriter, use, authorize the use of, refer to or participate in the planning for use of, any Free Writing Prospectus.

(f) Testing-the-Waters Communications.

The Company has not (x) alone engaged in any Testing-the-Waters Communication and (y) authorized anyone to engage in Testing-the-Waters Communications.

(g) No Other Disclosure Materials. Other than the Registration Statement, the Pricing Disclosure Package, the Final Prospectus and any road show material, the Company (including its agents and representatives, other than the Underwriter, as to which no representation or warranty is given) has not, directly or indirectly, distributed, prepared, used, authorized, approved or referred to, and will not distribute, prepare, use, authorize, approve or refer to, any offering material in connection with the offering and sale of the Securities.

(h) Ineligible Issuer. At the time of filing of the registration statement on Form F-1 (File No. 333-271377) registering the offer and sale of the Securities submitted to the Commission on April 21, 2023 and any amendment thereto and at the date hereof, the Company was not and is not an “ineligible issuer” (as defined in Rule 405 under the Securities Act).

(i) Emerging Growth Company. From the time of the initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an Emerging Growth Company.

(j) Due Authorization. The Company has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the underwriter’s warrant agreement (the “Underwriter’s Warrant Agreement”) and the consummation by it of the transactions contemplated hereby and thereby has been duly and validly taken.

(k) Underwriting Agreement. This Agreement and the Underwriter’s Warrant Agreement have been duly authorized, executed and delivered by the Company and each, assuming the due authorization, execution and delivery by the other parties hereto and thereto, constitutes a valid and legally binding agreement of the Company, enforceable in accordance with its terms, except as (i) the enforcement hereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles (whether considered in a proceeding at law or in equity) relating to enforceability and (ii) rights to indemnification and contribution hereunder may be limited by applicable law and public policy considerations.

(l) No Material Adverse Change. Except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus (in each case exclusive of any amendment or supplement thereto), since the date of the most recent financial statements included in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus: (i) there has been no material adverse change, or any development that would result in a material adverse change, in or affecting the condition (financial or otherwise), earnings, business, properties, management, financial position, shareholders’ equity, or results of operations, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity; (ii) there has been no change in the share capital of the Company (other than (A) the issuance of Ordinary Shares upon the exercise or settlement (including any “net” or “cashless” exercises or settlements) of share options, restricted share units or warrants described as outstanding, (B) the grant of equity awards under existing equity incentive plans, (C) the repurchase of Ordinary Shares by the Company, which were issued pursuant to the exercise of share options by option holders and are subject to repurchase by the Company, in each case, as described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus), or (D) issuance of any of the Ordinary Shares issuable under certain simple agreements for future equity, as disclosed in the Registration Statement; and (iii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent (other than in the ordinary course of business); nor entered into any transaction or agreement (other than in the ordinary course of business) that is material to the Company and its subsidiaries, considered as one entity; and (iv) there has been no dividend or distribution of any kind declared, set aside for payment, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries of the Company, any of its subsidiaries on any class of share capital or repurchase or redemption by the Company or any of its subsidiaries of any class of share capital.

(m) Organization and Good Standing of the Company and its Subsidiaries. The Company and each of its subsidiaries have been duly organized and are validly existing and in good standing (where such concept exists) under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing (where such concept exists) in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority (corporate and other) necessary to own, lease or hold their respective properties and to conduct the businesses in which they are engaged as described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, except where the failure to be in good standing, to be so qualified or to have such power or authority would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), earnings, business, properties, management, financial position, shareholders’ equity, or results of operations of the Company and its subsidiaries, considered as one entity, or adversely affect the performance by the Company of its obligations under this Agreement (a “Material Adverse Effect”).

(n) Capitalization. The capitalization of the Company is as set forth in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus under the heading “Capitalization”. All of the outstanding shares of the Company have been duly authorized and validly issued and are fully paid and non-assessable. The Securities and the Underwriter’s Securities (as defined in Section 3(b)(vi)) have been duly authorized and, when issued and paid for as contemplated herein, will be validly issued, fully paid and non-assessable; the Securities and the Underwriter’s Securities are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of the Securities and the Underwriter’s Securities has been duly and validly taken. When paid for and issued in accordance with the Underwriter’s Warrant Agreement, the Underlying Shares (as defined in Section 3(b)(vi)) will be validly issued, fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability by reason of being such holders; the Underlying Shares are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of the Underwriter’s Warrant Agreement has been duly and validly taken. None of the outstanding shares of the Company were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, there are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to acquire, or instruments convertible into or exchangeable or exercisable for, any shares of, or other equity interest in, the Company or any of its subsidiaries. All of the outstanding shares of, or other equity interest in, each of the Company’s subsidiaries (i) have been duly authorized and validly issued, (ii) are fully paid and non-assessable and (iii) are owned by the Company, directly or through the Company’s subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, charge, claim or restriction on voting or transfer.

(o) Option Plans. With respect to the options (the “Options”) granted pursuant to the share-based compensation plans of the Company and its subsidiaries (the “Company Option Plans”), (i) each grant of an Option was duly authorized by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required shareholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any), to the Company’s knowledge, was duly executed and delivered by each party thereto, and (ii) each such grant was made in all material respects in accordance with the terms of the Company Option Plans.

(p) No Violation or Default. Neither the Company nor any of its subsidiaries is: (i) in violation of its articles of association, by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant, condition or other obligation contained in any indenture, mortgage, deed of trust, loan agreement, contract, undertaking or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any property, right or asset of the Company or any of its subsidiaries is subject; or (iii) in violation of any law or statute applicable to the Company or any of its subsidiaries or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or any of its subsidiaries, or any of their respective properties or assets, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(q) No Conflicts. None of (i) the execution, delivery and performance of this Agreement by the Company, (ii) the issuance, sale and delivery of the Securities, (iii) the application of the proceeds of the offering as described under “Use of Proceeds” in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, or (iv) the consummation of the transactions contemplated herein will: (x) result in any violation of the terms or provisions of the Company’s articles of association, by-laws or similar organizational documents of the Company or any of its subsidiaries; (y) conflict with, result in a breach or violation of, or require the approval of shareholders, members or partners or any approval or consent (other than such approvals and consents obtained prior to the date hereof) of any persons under, any of the terms or provisions of, constitute a default under, result in the termination, modification, or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property, right or asset of the Company or any of its subsidiaries pursuant to, any material indenture, mortgage, deed of trust, loan agreement, note agreement, contract, undertaking or other material agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any property, right or asset of the Company or any of its subsidiaries is subject; or (z) result in the violation of any law, statute, judgment, order, rule, decree or regulation applicable to the Company or any of its subsidiaries of any court, arbitrator, governmental or regulatory authority, agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets, which would have a Material Adverse Effect on the Company or any of its subsidiaries.

(r) No Consents Required. No consent, approval, authorization, order, filing, registration, license or qualification of or with any court, arbitrator, or governmental or regulatory authority, agency, or body is required for (i) the execution, delivery and performance by the Company of this Agreement; (ii) the issuance, sale and delivery of the Securities; or (iii) the consummation of the transactions contemplated herein, except for such consents, approvals, authorizations, orders, filings, registrations or qualifications as (x) have already been obtained or made and are still in full force and effect, (y) may be required by FINRA, Nasdaq or the Israeli Registrar of Companies, and (z) may be required under applicable state securities laws in connection with the purchase, distribution and resale of the Securities by the Underwriter.

(s) Independent Accountants. Kesselman & Kesselman, independent registered public accounting firm, and member firm of PricewaterhouseCoopers International Limited, which expressed its opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules included in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the meaning of the rules and regulations of the Commission and the Public Company Accounting Oversight Board and as required by the Securities Act.

(t) Financial Statements and Other Financial Data. The financial statements (including the related notes thereto), together with the supporting schedules, included in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus comply in all material respects with the applicable requirements of the Securities Act and present fairly in all material respects the financial position of the entities to which they relate as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements, notes and schedules have been prepared in conformity with United States General Accepted Accounting Principles (“GAAP”) applied on a consistent basis throughout the periods involved, except as may be expressly stated in the notes thereto. The financial data set forth in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus under the captions “Capitalization” present fairly in all material respects the information set forth therein on a basis consistent with that of the audited financial statements included in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus.

(u) Statistical and Market-Related Data. The statistical and market-related data included in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus are based on or derived from sources that the Company reasonably and in good faith believes to be accurate and reliable in all material respects.

(v) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included in the Registration Statement, the Pricing Disclosure Package or the Final Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(w) Legal Proceedings. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, (i) there are no legal, governmental or regulatory actions, demands, claims, suits, arbitrations, inquiries or proceedings (collectively, “Actions”) pending to which the Company or any of its subsidiaries is or may be a party or to which any property, right or asset of the Company or any of its subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, would have a Material Adverse Effect; and (ii) to the knowledge of the Company, no such Actions are threatened or contemplated by any governmental or regulatory authority or by others that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, would have a Material Adverse Effect.

(x) Labor Disputes. No labor disturbance by or dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is threatened or contemplated that would, individually or in the aggregate, have a Material Adverse Effect.

(y) Intellectual Property Rights. (i) The Company and its subsidiaries own or have the right to use all patents, patent applications, trademarks, service marks, trade names, and other source indicators and registrations and applications for registration thereof, domain name registrations, copyrights and registrations and applications for registration thereof, technology and know-how, trade secrets, and all other intellectual property and related proprietary rights (collectively, “Intellectual Property Rights”) necessary to conduct their respective businesses in all material respects; (ii) other than as disclosed in the Prospectus, neither the Company nor any of its subsidiaries has received any notice of infringement, misappropriation or other conflict with (and neither the Company nor any of its subsidiaries is otherwise aware of any infringement, misappropriation or other conflict with) the Intellectual Property Rights of any other person, except for such infringement, misappropriation or other conflict as would not have a Material Adverse Effect; and (iii) to the knowledge of the Company, the Intellectual Property Rights of the Company and its subsidiaries are not being infringed, misappropriated or otherwise violated by any person.

(z) Licenses and Permits. (i) The Company and its subsidiaries possess such valid and current certificates, authorizations, approvals, licenses and permits (collectively, “Authorizations”) issued by, and have made all declarations, amendments, supplements and filings with, the appropriate state, federal or foreign regulatory agencies or bodies necessary to own, lease and operate their respective properties and to conduct their respective businesses as set forth in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus; (ii) all such Authorizations are valid and in full force and effect and the Company and its subsidiaries are in compliance with the terms and conditions of all such Authorizations; and (iii) neither the Company nor any of its subsidiaries has received notice of any revocation, termination or modification of, or non-compliance with, any such Authorization or has any reason to believe that any such Authorization will not be renewed in the ordinary course, except where, in the case of clauses (i), (ii) and (iii), the failure to possess, make or obtain such Authorizations (by possession, declaration or filing) would not, individually or in the aggregate, have a Material Adverse Effect.

(aa) Title to Property. Neither the Company nor any of its subsidiaries own any real property. The Company and its subsidiaries have good and marketable title in fee simple to, or have valid and enforceable rights to lease or otherwise use, all items of personal property (other than with respect to Intellectual Property Rights, which is addressed exclusively in Section 1(y)) that are material to the respective businesses of the Company and its subsidiaries, in each case, free and clear of all liens, encumbrances, claims, and defects and imperfections of title, except such liens, encumbrances, claims, defects and imperfections as (i) are disclosed in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, or (ii) do not materially affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company and its subsidiaries. The Company and its subsidiaries have good and marketable title in fee simple to, or have valid and enforceable rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company and its subsidiaries, in each case, free and clear of all liens, encumbrances, claims and defects and imperfections of title, except such liens, encumbrances, claims, defects and imperfections as (i) are disclosed in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, or (ii) do not materially affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company and its subsidiaries. All items of real and personal property held under lease by the Company and its subsidiaries are held under valid, subsisting and enforceable leases, with such exceptions as do not materially interfere with the use made or proposed to be made of such property by the Company and its subsidiaries.

(bb) Taxes. The Company and each of its subsidiaries have filed all material federal, state, local and foreign tax returns required to be filed through the date hereof or have timely requested extensions thereof and have paid all taxes required to be paid thereon (except as currently being contested in good faith and for which reserves required by GAAP have been created in the financial statements of the Company). The charges, accruals and reserves in respect of any income and other tax liability in the financial statements of the Company referred to in Section 1(t) are adequate, in accordance with GAAP principles, to meet any assessments for any taxes of the Company accruing through the end of the last period specified in such financial statements.

(cc) Investment Company Act. Neither the Company nor any of its subsidiaries is or, after giving effect to the offer and sale of the Securities and the application of the proceeds therefrom as described under “Use of Proceeds” in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, will be required to register as an “investment company” (as defined in the Investment Company Act).

(dd) Insurance. The Company carries or is entitled to the benefits of insurance, with reputable insurers, and in such amounts and covering such risks which the Company believes are reasonably adequate, and all such insurance is in full force and effect. The Company has no reason to believe that it will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable or new coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not reasonably be expected to result in a Material Adverse Effect. The Company and its subsidiaries are in compliance with the terms of such policies in all material respects; neither the Company nor any of its subsidiaries has received notice from any insurer or agent of such insurer that capital improvements or other expenditures (other than premiums) are required to be made in order to continue such insurance; and neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for. There are no claims by the Company or any of its subsidiaries under any such policy as to which any insurer is denying liability or defending under a reservation of rights clause.

(ee) No Stabilization or Manipulation. None of the Company, its Affiliates or any person acting on its or any of their behalf (other than the Underwriter, as to which no representation or warranty is given) has taken, directly or indirectly, any action designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any securities of the Company. The Company acknowledges that the Underwriter may engage in passive market making transactions in the ordinary shares on the Nasdaq Global Market (the “Exchange”) in accordance with Regulation M under the Exchange Act (“Regulation M”).

(ff) Compliance with the Sarbanes-Oxley Act. The Company will implement such programs and take reasonable steps to ensure the Company’s compliance (not later than the relevant statutory and regulatory deadlines therefor) with all of the applicable provisions of the Sarbanes-Oxley Act.

(gg) Accounting Controls. The Company and its subsidiaries maintain a system of internal accounting controls designed to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Other than as disclosed in the Registration Statement, since the date of the most recent balance sheet included in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, (x) the Company’s auditors have not been advised of (A) any new significant deficiencies or material weaknesses in the design or operation of the internal control over financial reporting of the Company and its subsidiaries which could adversely affect the Company’s ability to record, process, summarize, and report financial data; or (B) any fraud, whether or not material, that involves management or other employees who have a role in the internal control over financial reporting of the Company or its subsidiaries; and (y) there have been no significant changes in the internal control over financial reporting of the Company or its subsidiaries or in other factors that could significantly affect, such internal control over financial reporting, since the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus.

(hh) Disclosure Controls and Procedures. The Company has developed and currently maintains disclosure controls and procedures that will comply with Rule 13a-15 or 15d-15 under the Exchange Act Regulations applicable to it, and such controls and procedures are effective to ensure that all material information concerning the Company will be made known on a timely basis to the individuals responsible for the preparation of the Company’s Exchange Act filings and other public disclosure documents.

(jj) Compliance with Environmental Laws. The Company and each of its subsidiaries (i) are, and at all times prior hereto were, in compliance with all Environmental Laws (as defined below) applicable to such entity, which compliance includes, without limitation, obtaining, maintaining and complying with all permits and authorizations and approvals required by Environmental Laws to conduct their respective businesses in all material respects; and (ii) have not received notice or otherwise have knowledge of any actual or alleged violation of Environmental Laws, or of any actual or potential liability for or other obligation concerning the presence, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and, except as described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, (x) there are no proceedings that are pending, or known to be contemplated, against the Company or any of its subsidiaries under Environmental Laws, other than such proceedings regarding which it is reasonably believed that no monetary sanctions of $100,000 or more will be imposed; and (y) none of the Company or any of its subsidiaries is aware of any issues regarding compliance with Environmental Laws, including any pending or proposed Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a material effect on the capital expenditures, earnings, or competitive position of the Company and its subsidiaries.

As used herein, the term “Environmental Laws” means any laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements of any governmental authority, including, without limitation, any international, foreign, national, state, provincial, regional, or local authority, relating to pollution, the protection of human health or safety, the environment, or natural resources, or to the use, handling, storage, manufacturing, transportation, treatment, discharge, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants.

(kk) Reserved

(ll)  Reserved

(mm) No Unlawful Contributions or Other Payments. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, Affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government or regulatory official or employee; (iii) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment; or (iv) violated or is in violation of any provision of (y) the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), or (z) any non-U.S. anti-bribery or anti-corruption statute or regulation. The Company and its subsidiaries will institute and maintain and enforce policies and procedures designed to comply with all applicable anti-bribery and anti-corruption laws, not later than the relevant statutory and regulatory deadlines therefor.

(nn) Compliance with Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, the applicable anti-money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(oo) Compliance with OFAC. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company or any of its subsidiaries is an individual or entity (an “OFAC Person”), or is owned or controlled by an OFAC Person, that is currently the subject or target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Crimea, Cuba, Iran, North Korea, Sudan and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other OFAC Person (i) to fund or facilitate any activities of or business with any OFAC Person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (ii) to fund or facilitate any activities or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any OFAC Person (including any OFAC Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. Since the Company’s inception, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any OFAC Person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(pp) No Registration Rights. Except as described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, there are no contracts, agreements or understandings between the Company or any of its subsidiaries, on the one hand, and any person, on the other hand, granting such person any rights (except for any such rights that have been waived) to require the Company or any of its subsidiaries to file a registration statement under the Securities Act with respect to any securities of the Company or any of its subsidiaries owned or to be owned by such person or to require the Company or any of its subsidiaries to include such securities in any securities to be registered pursuant to any registration statement to be filed by the Company or any of its subsidiaries under the Securities Act.

(qq) Subsidiaries. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Schedule III attached hereto.

(rr) No Restrictions on Subsidiaries. No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock or similar ownership interest, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(ss) No Broker’s Fees. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or the Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(tt) Exchange Listing. Subject to notice of issuance, the Firm Shares and the Option Shares have been approved for listing on the Exchange.

Any certificate signed by an officer of the Company and delivered to the Underwriter or to counsel for the Underwriter shall be deemed to be a representation and warranty by the Company to the Underwriter as to the matters set forth therein.

2. Representations and Warranties of the Underwriter.

The Underwriter represents and warrants to, and agrees with, the Company:

(a) No Testing-the-Waters Communications. The Underwriter has not (i) alone engaged in any Testing-the-Waters Communication and (ii) authorized anyone to engage in Testing-the-Waters Communications. The Underwriter has not distributed, or authorized anyone else to distribute, any Written Testing-the-Waters Communications.

3. Purchase and Resale.

(a) Agreements to Sell and Purchase. On the basis of the representations, warranties and covenants herein and subject to the conditions herein and any adjustments made in accordance with Section 3(c) and 13 hereof,

(i) The Company agrees to issue and sell the Firm Shares to the Underwriter; and

(ii) The Underwriter agrees to purchase from the Company the number of Firm Shares set forth on Schedule I hereto.

(iii) The Firm Shares are to be offered initially to the public at the offering price set forth on the cover page of the Final Prospectus. (the “Public Offering Price”). The purchase price per Firm Share to be paid by the Underwriter to the Company shall be $[●] per share (representing [●]% of the Public Offering Price).

(iv) Payment for the Firm Shares (the “Firm Shares Payment”) shall be made by wire transfer in immediately available funds to the accounts specified by the Company to the Underwriter at the offices of Kaufman & Canoles, P.C. at [10:00] [a.m.], ET, on [DATE], 2023 or at such other place on the same or such other date and time, not later than the fifth Business Day thereafter, as the Underwriter and the Company may agree upon in writing (the “Closing Date”). The Firm Shares Payment shall be made against delivery of the Firm Shares to be purchased on the Closing Date to the Underwriter for the respective accounts of the Underwriter, with any transfer taxes, stamp duties and other similar taxes payable in connection with the sale of the Firm Shares duly paid by the Company. Delivery of the Firm Shares shall be made through the facilities of DTC, unless the Underwriter shall otherwise instruct.

(b) Over-Allotment Option. On the basis of the representations, warranties and covenants herein and subject to the conditions herein,

(i) the Underwriter is hereby granted an option (the “Over-Allotment Option”) to purchase, in the aggregate, up to [●] additional Ordinary Shares, representing 15.0% of the Ordinary Shares sold in the offering from the Company (the “Option Shares” as applicable). The purchase price to be paid per Option Share shall be equal to the price per Firm Share set forth in Section 3(a) hereof. The Over-allotment Option is, at the Underwriters’ sole discretion, for Option Shares. The offering and sale of the Securities is herein referred to as the “Offering”.

(ii) upon an exercise of the Over-Allotment Option and subject to the terms and conditions herein, the Company agrees to issue and sell the Option Shares to the Underwriter;

(iii) the Underwriter may exercise the Over-Allotment Option at any time in whole, or from time to time in part, on or before the forty-fifth (45th) day following the date of the Final Prospectus, by written notice from the Underwriter to the Company (the “Over-Allotment Exercise Notice”). The Underwriter must give the Over-Allotment Exercise Notice to the Company at least two Business Days prior to the Closing Date or the applicable Additional Closing Date, as the case may be. The Underwriter may cancel any exercise of the Over-Allotment Option at any time prior to the Closing Date or the applicable Additional Closing Date, as the case may be, by giving written notice of such cancellation to the Company.

(iv) the Over-Allotment Exercise Notice shall set forth:

(A) the aggregate number of Option Shares as to which the Over-Allotment Option is being exercised;

(B) the purchase price for the Option Shares;

(C) the names and denominations in which the Option Shares are to be registered; and

(D) the applicable Additional Closing Date, which may be the same date and time as the Closing Date but shall not be earlier than the Closing Date nor later than the tenth (10th) full Business Day after the date of the Over-Allotment Exercise Notice.

(v) Payment for the Option Shares (the “Option Shares Payment”) shall be made by wire transfer in immediately available funds to the accounts specified by the Company to the Underwriter at the offices of Kaufman & Canoles, P.C. at [10:00] [a.m.] ET on the date specified in the corresponding Over-Allotment Exercise Notice, or at such other place on the same or such other date and time, not later than the fifth Business Day thereafter, as the Underwriter and the Company may agree upon in writing (an “Additional Closing Date”). The Option Shares Payment shall be made against delivery to the Underwriter for the respective accounts of the Underwriter of the Option Shares to be purchased on any Additional Closing Date, with any transfer taxes, stamp duties and other similar taxes payable in connection with the sale of the Option Shares duly paid by the Company. Delivery of the Option Shares shall be made through the facilities of DTC.

(vi) As additional compensation for the Underwriter’s services, the Company shall issue to the Underwriter or its designees at the closing of the Offering warrants (the “Underwriter’s Warrant”) to purchase that number of the Company’s Ordinary Shares equal to 2.0% of the aggregate number of Ordinary Shares sold in the Offering. The Underwriter’s Warrant will be exercisable at any time and from time to time, in whole or in part, during the period commencing six months from the commencement of sales in the Offering and ending four years and six months thereafter, at a price per share equal to 125.0% of the Public Offering Price per Ordinary Shares at the Offering. The Underwriter’s Warrant and the shares issuable upon exercise thereof (the “Underlying Shares”) are sometimes hereinafter referred to collectively as the “Underwriter’s Securities.” The Underwriter understands and agrees that there are restrictions pursuant to FINRA Rule 5110 against transferring the Underwriter’s Warrant and the underlying shares during the 180-day period after the commencement of sales of the Firm Shares in the Offering and by its acceptance thereof shall agree that it and its respective designees, if any, will not, sell, transfer, assign, pledge or hypothecate their respective Underwriter’s Securities, or any portion thereof, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of such securities for a period of 180 days following the commencement of sales of the Firm Shares in the Offering to anyone other than (A) an Underwriter or a selected dealer in connection with the Offering, or (B) a bona fide officer or partner of the Underwriter or selected dealer; and only if any such transferee agrees to the foregoing lock-up restrictions. Delivery of the executed Underwriter’s Warrant Agreement shall be made on the Closing Date and the Underwriter’s Warrant shall be issued in the name or names and in such authorized denominations as the Underwriter may request.

(c) Public Offering. The Company understands that the Underwriter intends to make a public offering of the Ordinary Shares as soon after the effectiveness of this Agreement as in the judgment of the Underwriter is advisable, and initially to offer the Ordinary Shares on the terms set forth in the Final Prospectus. The Company acknowledges and agrees that the Underwriter may offer and sell Ordinary Shares to or through any Affiliate of an Underwriter.

4. Covenants of the Company. The Company hereby covenants and agrees with the Underwriter as follows:

(a) Filings with the Commission. The Company will:

(i) prepare and file the Final Prospectus (in a form approved by the Underwriter and containing the Rule 430A Information) with the Commission in accordance with and within the time periods specified by Rules 424(b) and 430A under the Securities Act;

(ii) file any Issuer Free Writing Prospectus with the Commission to the extent required by Rule 433 under the Securities Act; and

(iii) file with the Commission such reports as may be required by Rule 463 under the Securities Act.

(b) Notice to the Underwriter. The Company will advise the Underwriter promptly, and confirm such advice in writing:

(i) when the Registration Statement has become effective;

(ii) when the Final Prospectus has been filed with the Commission;

(iii) when any amendment to the Registration Statement has been filed or becomes effective;

(iv) when any Rule 462(b) Registration Statement has been filed with the Commission;

(v) when any supplement to the Final Prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication or any amendment to the Final Prospectus has been filed or distributed;

(vi) of (x) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Final Prospectus, (y) the receipt of any comments from the Commission relating to the Registration Statement or (z) any other request by the Commission for any additional information, including, but not limited to, any request for information concerning any Testing-the-Waters Communication;

(vii) of (x) the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Registration Statement, the Pricing Disclosure Package, the Final Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication or (y) the initiation or, to the knowledge of the Company, threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act;

(viii) of the occurrence of any event or development within the Prospectus Delivery Period as a result of which, the Final Prospectus, the Pricing Disclosure Package, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Final Prospectus, the Pricing Disclosure Package, any such Issuer Free Writing Prospectus or any such Written Testing-the-Waters Communication is delivered to a purchaser, not misleading;

(ix) of the issuance by any governmental or regulatory authority or any order preventing or suspending the use of any of the Registration Statement, the Pricing Disclosure Package, the Final Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus or any Testing-the-Waters Communication or the initiation or threatening for that purpose; and

(x) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Ordinary Shares for offer and sale in any jurisdiction or the initiation or, to the knowledge of the Company, threatening of any proceeding for such purpose.

(c) Ongoing Compliance.

(i) If during the Prospectus Delivery Period:

(A) any event or development shall occur or condition shall exist as a result of which the Final Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Final Prospectus is delivered to a purchaser, not misleading, the Company will, as soon as reasonably possible, notify the Underwriter thereof and forthwith prepare and, subject to Section 4(d) hereof, file with the Commission and furnish, at its own expense, to the Underwriter and to such dealers as the Underwriter may designate such amendments or supplements to the Final Prospectus as may be necessary so that the statements in the Final Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Final Prospectus is delivered to a purchaser, be misleading; or

(B) it is necessary to amend or supplement the Final Prospectus to comply with applicable law, the Company will, as soon as reasonably possible, notify the Underwriter thereof and forthwith prepare and, subject to Section 4(d) hereof, file with the Commission and furnish, at its own expense, to the Underwriter and to such dealers as the Underwriter may designate such amendments or supplements to the Final Prospectus as may be necessary so that the Final Prospectus will comply with applicable law; and

(ii) if at any time prior to the Closing Date or any Additional Closing Date, as the case may be:

(A) any event or development shall occur or condition shall exist as a result of which the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, not misleading, the Company will immediately notify the Underwriter thereof and forthwith prepare and, subject to Section 4(e) hereof, file with the Commission (to the extent required) and furnish, at its own expense, to the Underwriter and to such dealers as the Underwriter may designate such amendments or supplements to the Pricing Disclosure Package as may be necessary so that the statements in the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, be misleading; or

(B) it is necessary to amend or supplement the Pricing Disclosure Package to comply with applicable law, the Company will immediately notify the Underwriter thereof and forthwith prepare and, subject to Section 4(d) hereof, file with the Commission (to the extent required) and furnish, at its own expense, to the Underwriter and to such dealers as the Underwriter may designate such amendments or supplements to the Pricing Disclosure Package as may be necessary so that the Pricing Disclosure Package will comply with applicable law.

(d) Amendments, Supplements and Issuer Free Writing Prospectuses. Before (i) using, authorizing, approving, referring to, distributing or filing any Issuer Free Writing Prospectus, (ii) filing (x) any Rule 462(b) Registration Statement or (y) any amendment or supplement to the Registration Statement or the Final Prospectus, or (iii) distributing any amendment or supplement to the Pricing Disclosure Package or the Final Prospectus, the Company will furnish to the Underwriter and counsel for the Underwriter a copy of the proposed Issuer Free Writing Prospectus, Rule 462(b) Registration Statement or other amendment or supplement for review and will not use, authorize, refer to, distribute or file any such Issuer Free Writing Prospectus or Rule 462(b) Registration Statement, or file or distribute any such proposed amendment or supplement (A) to which the Underwriter reasonably objects in a timely manner and (B) which is not in compliance with the Securities Act. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(e) Delivery of Copies. The Company will, upon request of the Underwriter, deliver, without charge, (i) to the Underwriter, three signed copies of the Registration Statement as originally filed and each amendment thereto, in each case, including all exhibits and consents filed therewith; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits and consents) and (B) during the Prospectus Delivery Period, as many copies of the Final Prospectus (including all amendments and supplements thereto and each Issuer Free Writing Prospectus) as the Underwriter may reasonably request.

(f) Emerging Growth Company Status. The Company will promptly notify the Underwriter if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the ordinary shares within the meaning of the Securities Act and (ii) completion of the Lock-Up Period (as defined below).

(g) Blue Sky Compliance. The Company will use its best commercially reasonable efforts, with the Underwriter’s cooperation, if necessary, to qualify or register (or to obtain exemptions from qualifying or registering) the Securities and the Underwriter’s Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriter shall reasonably request and will use its reasonable best efforts, if necessary, to continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Securities and the Underwriter’s Securities; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(h) Earning Statement. The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its security holders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriter the benefits contemplated by, Rule 158(a) under Section 11(a) of the Securities Act.

(i) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Securities in the manner described under the caption “Use of Proceeds” in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus.

(j) Clear Market.

(i) For a period of 180 days after the date of the Closing Date (the “Lock-Up Period”), the Company will not (x) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to, any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (y) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares or any such other securities, whether any such transaction described in clause (x) or (y) above is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise, without the prior written consent of the Underwriter.

(ii) The restrictions contained in Section 4(j)(i) hereof shall not apply to: (A) the Securities, (B) the issuance of Ordinary Shares in connection with the conversion of Company’s preferred shares immediately prior to the Closing (the Registration Statement, the Pricing Disclosure Package and the Final Prospectus), (C) any warrants to be issued by the Company in connection with the Offering or Ordinary Shares issued under Company Option Plans or warrants issued by the Company, which warrants are described as outstanding in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, (C) any options and other awards granted under a Company Option Plan described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, (D) the filing by the Company of any registration statement on Form S-8 or a successor form thereto relating to a Company Option Plans described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus and (E) Ordinary Shares or other securities issued in connection with a transaction with an unaffiliated third party that includes a bona fide commercial relationship (including joint ventures, marketing or distribution arrangements, collaboration agreements or intellectual property license agreements) or any acquisition of assets or acquisition;, provided, that the recipient of any such Ordinary Shares or other securities issued or granted pursuant to clauses (C), (D)) and (E) during the Lock-Up Period shall enter into an agreement substantially in the form of Exhibit A hereto.

(iii) If the Underwriter, in its sole discretion, agrees to release or waive the restrictions set forth in any Lock-Up Agreement and provides the Company with notice of the impending release or waiver substantially in the form of Exhibit B hereto at least three Business Days before the effective date of the release or waiver, then the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit C hereto through a major news service at least two Business Days before the effective date of the release or waiver.

(k) No Stabilization or Manipulation. None of the Company, its Affiliates or any person acting on its or any of their behalf (other than the Underwriter, as to which no covenant is given) will take, directly or indirectly, any action designed to or that constitutes or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any securities of the Company. The Company acknowledges that the Underwriter may engage in passive market making transactions in the Ordinary Shares on the Exchange in accordance with Regulation M.

(l) Investment Company Act. The Company shall not invest, or otherwise use the proceeds received by the Company from the sale of the Securities in such a manner as would require the Company or any of its subsidiaries to register as an “investment company” (as defined in the Investment Company Act) under the Investment Company Act.

(m) Transfer Agent. For the period of two years from the date of this Agreement, provided that the Ordinary Shares remain listed on the Exchange, the Company shall engage and maintain, at its expense, a registrar and transfer agent for the Ordinary Shares.

(n) Reports. For the period of two years from the date of this Agreement, the Company will furnish to the Underwriter, as soon as they are available, copies of all reports or other communications (financial or other) furnished to holders of the Securities, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system; provided that the Company will be deemed to have furnished such reports and financial statements to the Underwriter to the extent they are filed on the Commission’s Electronic Data Gathering, Analysis and Retrieval system (EDGAR).

(o) Right of First Refusal. The Company agrees that, if, for the period ending eighteen (18) months from the commencement of sales of the Offering, the Company or any of its subsidiaries: (i) decides to finance or refinance any indebtedness, the Underwriter (or any affiliate designated by the Underwriter) shall have the right to act as sole book-runner, sole manager, sole placement agent or sole agent with respect to such financing or refinancing; or (ii) decides to raise funds by means of a public offering (including at-the-market facility) or a private placement or any other capital raising financing of equity, equity-linked or debt securities, the Underwriter (or any affiliate designated by the Underwriter) shall have the right to act as sole book-running manager, sole underwriter or sole placement agent for such financing. If the Underwriter or one of its affiliates decides to accept such engagement, the agreement governing such engagement (each a “Subsequent Transaction Agreement”) will contain, among other things, provisions for customary fees for transactions of similar size and nature, but in no event will the fees be less than those outlined herein, and the provisions of this Agreement, including indemnification, which appropriate to such transaction. Notwithstanding the foregoing, the decision to accept the Company’s engagement under this Section 4(o) shall be made by the Underwriter or one of its affiliates, by a written notice to the Company, within ten (10) days of the receipt of the Company’s notification of its financing needs. Notwithstanding the foregoing, in the event that a tier I investment bank proposes to act as an underwriter or a placement agent in connection with a proposed public offering or private placement by the Company in the United States, then the Underwriter agrees to have such bank lead the transaction with the Underwriter being part of the syndicate.

5. Covenants of the Underwriter. The Underwriter hereby covenants and agrees with the Company as follows:

(a) Underwriter Free Writing Prospectus. The Underwriter has not used, authorized the use of, referred to or participated in the planning for use of, and will not use, authorize the use of, refer to or participate in the planning for use of, any Free Writing Prospectus (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a Free Writing Prospectus that contains no “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act (“Issuer Information”) that was not included in the Pricing Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed in Schedule II hereto or prepared pursuant to Section 1(e)(iv) or Section 4(d) hereof (including any electronic road show), or (iii) any Free Writing Prospectus prepared by the Underwriter and approved by the Company in advance in writing.

(b) Section 8A Proceedings. The Underwriter is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering of the Securities and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period.

6. Payment of Expenses.

(a) Company Expenses. The Company hereby agrees to pay on the Closing Date all of the following: (a) all filing fees and expenses relating to the registration of the Securities with the Commission; (b) all filing fees and expenses associated with the review of the offering of the Securities by FINRA; (c) all fees and expenses relating to the listing of the Securities on the Exchange (to the extent relevant)(d) all fees, expenses and disbursements relating to the registration or qualification of the Securities as the Underwriter may reasonably designate; (e) all fees, expenses and disbursements relating to the registration, qualification or exemption of the Securities under the securities laws of such foreign jurisdictions as the Underwriter may reasonably designate; (f) the costs of all mailing and printing of the underwriting documents, the Registration Statement, Pricing Disclosure Package, the Final Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus or any Testing-the-Waters Communication and all amendments, supplements and exhibits thereto as the Underwriter may reasonably deem necessary; (g) fees and expenses of the transfer agent for the Ordinary Shares; (h) share transfer and/or stamp taxes, if any, payable upon the transfer of securities from the Company to the Underwriter; (i) the fees and expenses of the Company’s accountants; (j) the “road show” expenses and the reasonable fees and expenses of the Company’s legal counsel and other agents and representatives and fees and expenses of the Underwriter’s counsel. Subject to Section 11 hereof, the total amount payable pursuant to (d) and (j) to the Underwriter shall not to exceed $100,000. The Underwriter may deduct from the net proceeds of the Offering payable to the Company on the Closing Date the expenses set forth herein to be paid by the Company to the Underwriter. Except as provided for in this Agreement, the Underwriter shall bear the costs and expenses incurred by it in connection with the sale of the Securities and the transactions contemplated thereby.

(b) Non-accountable Expenses. On the Closing Date, the Company shall pay to the Underwriter, by deduction from the net proceeds of the Offering a non-accountable expense allowance equal to one percent (1.0%) of the gross proceeds received by the Company from the sale of the Ordinary Shares), provided, however, that in the event that the Offering is terminated, the Company agrees to reimburse the Underwriter pursuant to Section 11 hereof.

(c) Underwriter Expenses. Except to the extent otherwise provided in this Section 6 or Section 8 hereof, the Underwriter will pay all of its own costs and expenses, including the fees and expenses of their counsel, any share transfer taxes on resale of any of the Securities held by them, and any advertising expenses connected with any offers they may make.

(d) Company Reimbursement. The provisions of this Section 6 shall not affect any agreement that the Company may make for the sharing of such costs and expenses.

7. Conditions of the Obligations of the Underwriter. The obligations of the Underwriter to purchase the Ordinary Shares as provided herein on the Closing Date or the Option Shares as provided herein on any Additional Closing Date, as the case may be, shall be subject to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:

(a) Registration Compliance; No Stop Order.

(i) The Registration Statement and any post-effective amendment thereto shall have become effective, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto shall be in effect, and no proceeding for such purpose or pursuant to Section 8A of the Securities Act shall be pending before or threatened by the Commission.

(ii) The Company shall have filed the Final Prospectus and each Issuer Free Writing Prospectus with the Commission in accordance with and within the time periods prescribed by Section 4(a) hereof.

(iii) The Company shall have (A) disclosed to the Underwriter all requests by the Commission for additional information relating to the offer and sale of the Securities and (B) complied with such requests to the reasonable satisfaction of the Underwriter.

(b) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date or any Additional Closing Date, as the case may be and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or any Additional Closing Date, as the case may be.

(c) Accountants’ Comfort Letters. On the date of this Agreement and on the Closing Date or any Additional Closing Date, as the case may be, Kesselman & Kesselman, independent registered public accounting firm, and member firm of PricewaterhouseCoopers International Limited, shall have furnished to the Underwriter, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriter, in form and substance reasonably satisfactory to the Underwriter, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in each of the Registration Statement, the Pricing Disclosure Package and the Final Prospectus; provided that the letter delivered on the Closing Date or any Additional Closing Date, as the case may be, shall use a “cut-off” date no more than two Business Days prior to the Closing Date or such Additional Closing Date, as the case may be.

(d) Reserved.

(e) No Material Adverse Change. No event or condition of a type described in Section 1(l) hereof shall have occurred or shall exist, which event or condition is not described in each of the Pricing Disclosure Package and the Final Prospectus (in each case, exclusive of any amendment or supplement thereto), the effect of which would reasonably make it impracticable to proceed with the offering, sale or delivery of the Securities on the Closing Date or any Additional Closing Date, as the case may be, in the manner and on the terms contemplated by this Agreement, the Pricing Disclosure Package and the Final Prospectus (in each case, exclusive of any amendment or supplement thereto).

(f) Opinion and Negative Assurance Letter of Counsel to the Company. Greenberg Traurig LLP, U.S. counsel to the Company with respect to U.S. securities matters, shall have furnished to the Underwriter, at the request of the Company, its (i) written opinion, addressed to the Underwriter and dated the Closing Date or any Additional Closing Date, as the case may be, and (ii) negative assurance letter, addressed to the Underwriter and dated the Closing Date or any Additional Closing Date, as the case may be, and Meitar | Law Offices, Israeli counsel for the Company, shall have furnished to the Underwriter, at the request of the Company, its written opinion, addressed to the Underwriter and dated the Closing Date or any Additional Closing Date, as the case may be, with respect to Israeli law matters, in each case, each in a form and substance reasonably satisfactory to the Underwriter.

(g) Officer’s Certificate. The Underwriter shall have received on and as of the Closing Date or any Additional Closing Date, as the case may be, a certificate of an executive officer of the Company who has specific knowledge of the Company’s financial matters and is satisfactory to the Underwriter, (i) confirming that such officer has carefully reviewed the Registration Statement, the Pricing Disclosure Package, the Final Prospectus and each Issuer Free Writing Prospectus; (ii) to the effect set forth in clause (i) of Section 1(l) and Section 7(a) hereof; and (iii) confirming that all of the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date or any Additional Closing Date, as the case may be, and that the Company has complied with all agreements and covenants and satisfied all other conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or any Additional Closing Date, as the case may be.

(h) No Legal Impediment to Issuance and Sale. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or any Additional Closing Date, as the case may be, prevent the issuance, sale or delivery of the Securities by the Company; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or any Additional Closing Date, as the case may be, prevent the issuance, sale or delivery of the Securities.

(i) Good Standing. The Underwriter shall have received on and as of the Closing Date and any Additional Closing Date, as the case may be, satisfactory evidence of the good standing of the Company under the laws of Israel as of the date hereof.

(j) Lock-Up Agreements. The Lock-Up Agreements executed by the officers, directors and the holders of more than ten percent (10%) or more of the outstanding shares of the Company relating to sales and certain other dispositions of Ordinary Shares or certain other securities, delivered to the Underwriter on or before the date hereof, shall be in full force and effect on the Closing Date or any Additional Closing Date, as the case may be.

(k) Underwriter’s Warrant Agreement. The Underwriter’s Warrant Agreement, substantially in the form of Exhibit E hereto, executed by the officers of the Company, delivered to the Underwriter on or before the date hereof, shall be in full force and effect on the Closing Date or any Additional Closing Date, as the case may be.

(l) Exchange Listing. On the Closing Date or any Additional Closing Date, as the case may be, the Ordinary Shares and the Option Shares shall have been approved for listing on the Exchange, subject to notice of issuance.

(m) Additional Documents. On or prior to the Closing Date or any Additional Closing Date, as the case may be, the Underwriter and its counsel shall have received such information, certificates and other additional documents from the Company as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as contemplated herein or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the covenants, closing conditions or other obligations, contained in this Agreement.

All opinions, letters, certificates and other documents delivered pursuant to this Agreement will be deemed to be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to counsel for the Underwriter.

If any condition specified in this Section 7 is not satisfied when and as required to be satisfied, this Agreement and all obligations of the Underwriter hereunder may be terminated by the Underwriter by notice to the Company at any time on or prior to the Closing Date or any Additional Closing Date, as the case may be, which termination shall be without liability on the part of any party to any other party, except that the Company shall continue to be liable for the payment of expenses under Section 6 and Section 11 hereof and except that the provisions of Section 8 and Section 9 hereof shall at all times be effective and shall survive any such termination.

8. Indemnification.

(a) Indemnification of the Underwriter by the Company. The Company agrees to indemnify and hold harmless the Underwriter, its Affiliates, directors, officers, employees and agents and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, all reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), the Final Prospectus (or any amendment or supplement thereto), any Preliminary Prospectus, any Issuer Information, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication or any road show, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with the Underwriter Information. The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company may otherwise have.

(b) Indemnification of the Company by the Underwriter. The Underwriter agrees to indemnify and hold harmless the Company, its directors, each officer who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, all reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, to the same extent as the indemnity set forth in Section 8(a) hereof; provided, however, that the Underwriter shall be liable only to the extent that any untrue statement or omission or alleged untrue statement or omission was made in the Registration Statement (or any amendment or supplement thereto), any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), the Final Prospectus (or any amendment or supplement thereto), any Preliminary Prospectus, any Issuer Information, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication or any road show in reliance upon, and in conformity with, the Underwriter Information relating to the Underwriter. The indemnity agreement set forth in this Section 8(d) shall be in addition to any liabilities that the Underwriter may otherwise have.

(c) Notifications and Other Indemnification Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to any of the preceding subsections of this Section 8, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under any of the preceding subsections of this Section 8 except to the extent that it has been materially prejudiced by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under any of the preceding subsections of this Section 8. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person in such proceeding and shall pay the reasonable and documented fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for (i) the Underwriter, its Affiliates, directors, officers, employees and agents and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall be designated in writing by the Underwriter; and (ii) the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall be designated in writing by the Company.

(d) Settlements. The Indemnifying Person under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, which consent may not be unreasonably withheld, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify the Indemnified Person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified Person for any reasonably incurred and documented fees and expenses of counsel as contemplated by this Section 8, the Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such Indemnifying Person of the aforesaid request, (ii) such Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request, or shall not have disputed in good faith the Indemnified Person’s entitlement to such reimbursement, prior to the date of such settlement and (iii) such Indemnified Person shall have given the Indemnifying Person at least 45 days’ prior notice of its intention to settle. No Indemnifying Person shall, without the prior written consent of the Indemnified Person effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any Indemnified Person is or could have been a party and indemnity was or could have been sought hereunder by such Indemnified Person, unless such settlement, compromise or consent (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from and against all liability on claims that are the subject matter of such action, suit or proceeding and (y) does not include any statements as to or any findings of fault, culpability or failure to act by or on behalf of any Indemnified Person.

9. Contribution. To the extent the indemnification provided for in Section 8 hereof is unavailable to or insufficient to hold harmless an Indemnified Person in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each Indemnifying Person, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the aggregate amount paid or payable by such Indemnified Person, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriter, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriter, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriter, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company, on the one hand, and the total underwriting discounts and commissions received by the Underwriter, on the other hand, in each case as set forth in the table on the cover of the Final Prospectus bear to the aggregate initial offering price of the Securities. The relative fault of the Company, on the one hand, and the Underwriter, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Underwriter, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8 hereof, all reasonable legal or other fees or expenses incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 8 hereof with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 8 hereof for purposes of indemnification.

The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.

Notwithstanding the provisions of this Section 9, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total discounts and commissions received by the Underwriter in connection with the Securities distributed by it exceeds the amount of any damages the Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 9, each director, officer, employee and agent of the Underwriter and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Underwriter, and each director and officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company with the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company.

The remedies provided for in Section 8 and Section 9 hereof are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

10. Termination. Prior to the delivery of and payment for the Securities on the Closing Date or any Additional Closing Date, as the case may be, this Agreement may be terminated by the Underwriter in the absolute discretion of the Underwriter by notice given to the Company if after the execution and delivery of this Agreement: (i) trading or quotation of any securities issued or guaranteed by the Company shall have been suspended or materially limited on any securities exchange, quotation system or in the over-the-counter market; (ii) trading in securities generally on any of the New York Stock Exchange, the Nasdaq Global Market or the over-the-counter market shall have been suspended or materially limited; (iii) a general banking moratorium on commercial banking activities shall have been declared by federal or New York state authorities; (iv) there shall have occurred a material disruption in commercial banking or securities settlement, payment or clearance services in the United States; or (v) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in general economic, financial or political conditions in the United States or internationally, as in the reasonable judgment of the Underwriter is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the Closing Date or any Additional Closing Date, as the case may be, in the manner and on the terms described in the Pricing Disclosure Package or to enforce contracts for the sale of securities; or (vi) the Company or any of its subsidiaries shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of the Underwriter may interfere materially with the conduct of the business and operations of the Company and its subsidiaries, considered as one entity, regardless of whether or not such loss shall have been insured.;.

11. Reimbursement of the Underwriter’s Expenses. If (a) the Company fails to deliver the Securities to the Underwriter for any reason at the Closing Date or any Additional Closing Date, as the case may be, in accordance with this Agreement or (b) the Underwriter declines to purchase the Securities for any reason permitted under this Agreement, then the Company agrees to reimburse the Underwriter for accountable expenses (including the reasonable and documented fees and expenses of counsel to the Underwriter) incurred by the Underwriter in connection with this Agreement and the applicable offering contemplated hereby not to exceed $100,000.

12. Representations and Indemnities to Survive Delivery. The respective indemnities, rights of contribution, agreements, representations, warranties and other statements of the Company and the Underwriter set forth in or made pursuant to this Agreement or made by or on behalf of the Company or the Underwriter pursuant to this Agreement or any certificate delivered pursuant hereto shall remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriter, the Company or any of their respective officers or directors or any controlling person, as the case may be, and shall survive delivery of and payment for the Securities sold hereunder and any termination of this Agreement.

13. Reserved.

14. Notices. All notices, requests, consents, claims, demands, waivers and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (i) when delivered by hand (with written confirmation of receipt), (ii) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested), (iii) on the date sent by email of a PDF document (with confirmation of receipt from the intended recipient by return email or other written acknowledgment) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient, or (iv) on the third day after the date mailed, by certified or registered mail (in each case, return receipt requested, postage pre-paid). Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 14):

If to the Underwriters:	Aegis Capital Corp. 810 7th Avenue 18th Floor New York, NY 10019 Email Address: reide@aegiscap.com Attention: Robert Eide

with a copy to: (which shall not constitute notice):	Kaufman & Canoles, P.C. Two James Center 1021 East Cary Street, Suite 1400 Richmond, Va. 23219
	Email:	awbasch@kaufcan.com
jbwilliston@kaufcan.com
	Attention:	Anthony W. Basch
J. Britton Williston

If to the Company:	XJet Ltd. 4 Oppenheimer St. Science Park, Rehovot 7670204, Israel
Email: yair.alcobi@xjet3d.com
Orit.tesler-levy@xjet3d.com
Attention: Yair Alcobi, CEO
Orit Tesler Levy, CFO
with a copy to:	Meitar | Law Offices 16 Abba Hillel Silver Rd. Ramat Gan 5250608, Israel
	Email:	shacharh@meitar.com
ranca@meitar.com
	Attention:	Dr. Shachar Hadar
Ran Camchy

and to: Greenberg Traurig LLP One Azrieli Center Round Tower, 30th floor 132 Menachem Begin Rd Tel Aviv 6701101, Israel
	Email:	Gary.Emmanuel@gtlaw.com
David.Huberman@gtlaw.com
	Attention:	Gary Emmanuel
David Huberman

Any party hereto may change the address for receipt of communications by giving written notice to the others in accordance with this Section 14.

15. Successors. This Agreement shall inure solely to the benefit of and be binding upon the Underwriter, the Company and the other indemnified parties referred to in Section 8 and Section 9 hereof, and in each case their respective successors. Nothing in this Agreement is intended, or shall be construed, to give any other person or entity any legal or equitable right, benefit, remedy or claim under, or in respect of or by virtue of, this Agreement or any provision contained herein. The term “successors,” as used herein, shall not include any purchaser of the Securities from the Underwriter merely by reason of such purchase.

16. [Reserved].

17. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

18. Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement, whether sounding in contract, tort or statute, shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state (including its statute of limitations), without giving effect to the conflict of laws provisions thereof to the extent such principles or rules would require or permit the application of the laws of any jurisdiction other than those of the State of New York.

19. Consent to Jurisdiction. No legal suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby (each, a “Related Proceeding”) may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts (collectively, the “Specified Courts”) shall have jurisdiction over the adjudication of any Related Proceeding, and the parties to this Agreement hereby irrevocably consent to the exclusive jurisdiction the Specified Courts and personal service of process with respect thereto. The parties to this Agreement hereby irrevocably waive any objection to the laying of venue of any Related Proceeding in the Specified Courts and irrevocably waive and agree not to plead or claim in any Specified Court that any Related Proceeding brought in any Specified Court has been brought in an inconvenient forum.

20. Equitable Remedies. Each party to this Agreement acknowledges and agrees that (a) a breach or threatened breach by the Company of any of its obligations under Section 4(j) or Section 4(o) would give rise to irreparable harm to the Underwriter for which monetary damages would not be an adequate remedy and (b) if a breach or a threatened breach by the Company of any such obligations occurs, the Underwriter will, in addition to any and all other rights and remedies that may be available to such party at law, at equity, or otherwise in respect of such breach, be entitled to equitable relief, including a temporary restraining order, an injunction, specific performance of the terms of Sections 4(k) or 4(p), as applicable, and any other relief that may be available from a court of competent jurisdiction, without any requirement to (i) post a bond or other security, or (ii) prove actual damages or that monetary damages will not afford an adequate remedy. Each party to this Agreement agrees that such party shall not oppose or otherwise challenge the existence of irreparable harm, the appropriateness of equitable relief or the entry by a court of competent jurisdiction of an order granting equitable relief, in either case, consistent with the terms of this Section 20.

21. Waiver of Jury Trial. The parties to this Agreement hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any Related Proceeding.

22. No Fiduciary Relationship. The Company acknowledges and agrees that: (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriter, on the other hand; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company or its Affiliates, shareholders, members, partners, creditors or employees or any other party; (iii) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether the Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement; (iv) the Underwriter and its respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and the Underwriter has no obligation to disclose any of such interests by virtue of any fiduciary or advisory relationship; and (v) the Underwriter has not provided any legal, accounting, regulatory or tax advice in any jurisdiction with respect to the offering contemplated hereby, and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate. The Company waives and releases, to the full extent permitted by applicable law, any claims it may have against the Underwriter arising from an alleged breach of fiduciary duty in connection with the offering of the Securities or any matters leading up to the offering of the Securities.

23. Compliance with the USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriter is required to obtain, verify and record information that identifies its clients, including the Company, which information may include the name and address of its clients, as well as other information that will allow the Underwriter to properly identify its respective clients.

24. Entire Agreement. This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Securities, represents the entire agreement among the Company and the Underwriter with respect to the preparation of the Registration Statement, the Pricing Disclosure Package, the Final Prospectus, each Preliminary Prospectus, each Issuer Free Writing Prospectus, each Testing-the-Waters Communication and each road show, the purchase and sale of the Securities and the conduct of the offering contemplated hereby.

25. Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by all the parties hereto. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after the waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise of any other right, remedy, power or privilege.

26. Section Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

27. Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will be deemed to be one and the same agreement. Counterparts may be delivered via email (including PDF or any electronic signature complying with the U.S. federal ESIGN Act of 2000) or other transmission method, and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

28. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that the Underwriter is a Covered Entity (as defined below) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from the Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime (as defined below) if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that the Underwriter that is a Covered Entity or a BHC Act Affiliate (as defined below) of the Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights (as defined below) under this Agreement that may be exercised against the Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c) As used in this section:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[SIGNATURE PAGE FOLLOWS]

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

XJET LTD.

By:
Name:	Yair Alcobi
Title:	Chief Executive Officer

Confirmed and accepted as of the date first above written:

Aegis Capital Corp.

By:
Name:	Robert Eide
Title:	Chief Executive Officer

SCHEDULE I

Underwriter

Underwriter	Number of Firm Shares to Be Purchased	Number of Option Shares to Be Purchased if the Maximum Over- Allotment Option Is Exercised
Aegis Capital Corp.	[NUMBER]	[NUMBER]
Total:	[NUMBER]	[NUMBER]

SCHEDULE II

Pricing Disclosure Package

Number of Ordinary Shares:		[●]
Number of Option Shares:		[●]
Number of Underwriter’s Warrants:		[●]
Public Offering Price per Ordinary Share:	$	[●]
Exercise Price of Underwriter’s Warrant:	$	[●]
Public Price per Option Share:	$	[●]
Underwriting Discount per Ordinary Share:	$	[●]
Underwriting Discount per Option Share:	$	[●]
Non-accountable expense allowance per Ordinary Share:	$	[●]